REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Members and Board of Directors of Advanced Equities Late Stage Opportunities Fund I, LLC


In planning and performing our audit of the financial statements of the Advanced Equities Late Stage Opportunities Fund I, LLC (the Fund), as of and for the year ended December 31, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including control activities over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United
States of America (GAAP). A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described i n the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).

We noted the following deficiencies in internal control over financial reporting and its operations that we consider to be a material weakness:

The Fund invests exclusively in illiquid, restricted privately placed investment securities. In order to prepare financial statements in accordance with GAAP, management of the Fund is required to fair value these investments in accordance with procedures adopted by and supervised by the Funds board of Directors. With respect to one investment in particular (Ygnition Networks, Inc. Series D preferred stock), Management initially valued the security using a process designed by a former member of management who has since departed the firm.
As a result of our auditing procedures, management re-evaluated the former method of valuing this particular security and determined that this method did not result in an accurate valuation. Management then developed a new, more robust method of valuation for this particular security and arrived at a new valuation that resulted in a material write-down in the value of the security. The presence of the former method of valuing this particular security in the Funds internal control over financial reporting represented a material weakness in internal control present as of December 31, 2009. Management of the Fund has since undertaken a review of all of its internal investment valuation procedures and practices which has resulted in an overall more robust control environment with respect to investment valuation and has eliminated the condition described herein as a material weakness in internal control over financial reporting.

The Fund is delinquent in preparing and mailing its December 31, 2009 annual report, its June 30, 2010 semi-annual report, its December 31, 2010 annual report and its June 30, 2011 semi-annual report and in making the associated regulatory filings with the Securities and Exchange Commission. The failure to timely prepare financial statements and make required filings is indicative of a material weakness in internal control over financial reporting. We understand that management is in the process of preparing all delinquent financial statements and making all delinquent filings and improving internal controls under financial reporting so that future financial statements and regulatory filings are prepared and filed on a timely basis.

We noted no other deficiencies in the internal control over financial reporting and its operations, including controls over safeguarding securities that we consider to be material weaknesses, as defined above, as of December 31, 2009.

This report is intended solely for the information and use of management and the Board of Directors of Advanced Equities Late Stage Opportunities Fund I, LLC, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



		BBD, LLP


Philadelphia, Pennsylvania
November 15, 2011